EXHIBIT 8(c)


                                                          February __, 1997





Catholic Values Investment Trust hereby adopts and agrees to become a party to the attached Master Custodian Agreement between the Wright Managed Investment Funds and Investors Bank & Trust Company.



                                         CATHOLIC VALUES INVESTMENT TRUST



                                      By:________________________________
                                          Peter M. Donovan
                                          President



Accepted and agreed to:



INVESTORS BANK & TRUST COMPANY



By:____________________________________
         Michael F. Rogers
         Executive Managing Director